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                                  Exhibit 10.21

                                   OSGOOD ROAD

1.  BASIC LEASE TERMS

    a.  DATE OF LEASE EXECUTION:     NOVEMBER 29, 2000

    b.  TENANT:                      INVIVO CORPORATION, A DELAWARE CORPORATION
        TRADE NAME:
        ADDRESS (LEASED PREMISES):   42025 OSGOOD ROAD
                                     FREMONT, CA 94539
        ADDRESS (FOR NOTICES):       SAME

    c.  LANDLORD:                    ARCADIA MANAGEMENT SERVICES, INC.,  AGENT
                                     FOR OWNER
        ADDRESS (FOR NOTICES):       ARCADIA MANAGEMENT SERVICES - OSGOOD
                                     P.O. BOX 5368, SAN JOSE, CA 95150

        OR TO SUCH OTHER PLACE AS LANDLORD MAY FROM TIME TO TIME DESIGNATE BY NOTICE TO TENANT.

    d.  TENANT'S USE OF PREMISES:    OFFICE, LIGHT MANUFACTURING, WAREHOUSE

    e.  PREMISES AREA:               (EXHIBIT A)    7,856  RENTABLE Square Feet

    f.  PROJECT AREA:                (EXHIBIT B)   30,361  RENTABLE Square Feet

    g.  TENANT'S PERCENTAGE:         26%

    h.  TERM OF LEASE: Commencement  1/1/2000              Expiration 12/31/2005
                       Number of Months    60

    i.  BASE MONTHLY RENT:            $10,605.00

    j.  RENT ADJUSTMENT (INITIAL ONE):
         |  (1)  Cost of Living. If this provision is initialed, the cost of living provisions of section 4.b(1) apply.
         | (2) Step Increase. If this provision is initialed, the step adjustment provisions of Section 4.b(2) apply as follows:

           Effective Date of Rent Increase                New Base Monthly Rent
                    1/1/2002                                   $11,030.00
                    1/1/2003                                   $11,471.00
                    1/1/2004                                   $11,930.00
                    1/1/2005                                   $12,407.00

    k.  TOTAL SECURITY DEPOSIT: $  24,814.00                plus a $  500.00   -
non-refundable cleaning fee.

    l.  BROKER(S): J. BLACK & P. MELNYK: GRUBB & ELLIS/ F. COX, R. BELL:
                   CORNISH & CAREY

    m.  GUARANTORS:

    n.  ADDITIONAL SECTIONS:

        Additional sections of this lease numbered 29 through 29, are attached hereto and made a part hereof. If none, so state in the following space - - - -.

    O.  ADDITIONAL EXHIBITS:

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        Additional exhibits lettered A through C are attached hereto and made a part hereof. If none, so state in the following space .

    P.  TENANT PARKING ALLOCATION: Up to twenty seven (27) spaces.


2. PREMISES: Landlord leases to Tenant the premises described in Section 1 and in Exhibit A (the "Premises"), located in this project described on Exhibit B (the "Project"). Landlord reserves the right to modify Tenant's Percentage of the Project as set forth in Section 1 if the Project size is increased through the development of additional property. By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to do.

3. TERM: The term of this Lease is for the period set forth in Section 1, commencing on the date in Section 1. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant upon commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, there shall be a rent abatement covering the period between the commencement of the term and the time when Landlord delivers possession to Tenant, and all other terms and conditions of the Lease shall remain in full force and effect, provided, however, that if Landlord cannot deliver possession of the Premises to Tenant, this Lease shall be void. If a delay in possession is caused by Tenant's failure to perform any obligation in accordance with this Lease, the term shall commence as set forth in Section 1 and there shall be no reduction of rent between the commencement of the term and the time Tenant takes possession.

4.  RENT:

    a. BASE RENT. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent") provided, however, the first month's rent is due and payable upon execution of this Lease. If the term of this Lease contains any rental abatement period Tenant hereby agrees that if Tenant breaches the Lease and/or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, Landlord shall, at its option (1)void the rental abatement period; and (2) recover from Tenant, in addition to any damages due Landlord under the terms and conditions of the Lease, rent prorated for the duration of the rental abatement period at a rental rate equivalent to two (2) times the Base Monthly Rent.

    b.  RENT ADJUSTMENT.

        1) COST OF LIVING ADJUSTMENT. If Section 1.j.(1) is initialed, the Base Monthly Rent shall be subject to increase on each annual anniversary of the commencement of the term of this Lease. The base for computing the increase is the Consumer Price Index All Urban Consumers for the San Francisco-Oakland-San Jose metropolitan area (1982-84 = 100), published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is in effect on the ninetieth (90th) day preceding the date of the commencement of the term or the month nearest thereto ("Beginning Index"). The Index published and in effect on the ninetieth
        (90th) day preceding each anniversary of the commencement of the term of this Lease or the month nearest thereto ("Extension Index") is to be used in determining the amount of the increase from one year to the next. Beginning with the rent due on and after the first anniversary of the commencement of the term of this

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          Lease, and on and after each subsequent anniversary, the Base Monthly
          Rent shall be increased to equal the product achieved by multiplying the initial full Base Monthly Rent due with respect to the month immediately preceding such anniversary date by a fraction. On the first anniversary of the Commencement Date, the numerator of the fraction will be the Extension Index and the denominator will be the Beginning Index. On the second and any subsequent anniversaries of the Commencement Date, the numerator of the fraction will be the current Extension Index and the denominator will be the Extension Index used to calculate the previous year's rental increase. If there is a decline from one lease year to the next in the Extension Index, the monthly rent due during the subsequent lease year shall equal the monthly rent due during the then present lease year. If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

          2) STEP INCREASE.   If Section 1.j.(2) is initialed, Base Monthly Rent
          shall be increased periodically to the amounts and at the times set forth in Section 1.j.(2).

     c. EXPENSES. The purpose of this Section 4.c is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall pay to Landlord Tenant's share of Expenses related to the Project.

          1) EXPENSES DEFINED. The term "Expenses" shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs: (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project; (b) All maintenance, management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project. (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project. (d) Amortization (along with any reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of cost reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred). (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged,

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          levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, whether such tax is (1) determined by the area of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided without charge or with less charge to property owners or occupants.

          2) ANNUAL ESTIMATE OF EXPENSES. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's share of Expenses for the remainder of the calendar year based on Tenant's Percentage of the Project Area set forth in Section 1. At the commencement of each calendar year thereafter, Landlord shall estimate Tenant's share of Expenses for the coming year based on Tenant's Percentage of the Project Area set forth in Section 1.

          3) MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, as additional rent, Tenant's Percentage of THE estimated Expenses in monthly installments of one twelfth (1/12) beginning on the commencement of the term and 1/12/ on the first day of each succeeding calendar month. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's share of Expenses. If the additional rent paid by Tenant under this Section 4.c.3 during the preceding calendar year was less than the actual amount of Tenant's share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant's share of expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to all present rent due under this
          Section 4.c.3.

          4) RENT WITHOUT OFFSET AND LATE CHARGE. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs

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          being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the then maximum lawful rate permitted to be charged by Landlord. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $35.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sum due by money order or cashier's check.

5. DEPOSIT. Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Section 1 with Landlord, as security for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for any reasonable damages sustained by Landlord resulting from Tenant's default. Upon written demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to maintain the security deposit in the amount initially deposited with Landlord. In no event will Tenant have the right to apply any part of the security deposit to any rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire security deposit to Tenant within 30 days after expiration or termination. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid deposit. Landlord shall provide Tenant with a written accounting of all charges, fees or other means by which Landlord reduces the amount of Tenant's Security Deposit.

6. USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable. Landlord shall provide prior written notice to Tenant of any undertaking that may affect Tenant's use of the Premises or the Project. Tenant reserves the right to seek compensation for Landlord's undertaking that significantly interfere with Tenant's right to quiet enjoyment. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may


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adopt from time to time. The foregoing shall not, however, require Tenant to make any structural changes or improvements to the Premises except to the extent such structural changes or improvements are required as a result of Tenant's use of the Premises or any other alterations to the Premises made by or for Tenant. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

7. SIGNAGE. All signing shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Tenant shall obtain Landlord's prior written consent for all signage. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

8. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

9. PARKING. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use Tenant's pro rata share of the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited by any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense.

10. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone, or other service metered, chargeable or provided to the Premises. All utilities, other than water, are separately metered to the Premises and Tenant shall pay all charges for such utilities directly to the provider thereof. Charges for water shall be included in Operating Expenses and paid by Tenant as provided in Section 4.c.3. If Tenant's water usage exceeds Tenant's Percentage, then Landlord shall have the right to install a separate meter to measure Tenant's water usage and to charge Tenant for the cost of such installation. Landlord shall not be

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liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, including any data or telecommunications services.

11. MAINTENANCE. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including without limitation, those portions of the systems lying outside the Premises, exterior doors (excluding glass), window frames, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4.c. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, floors, ceilings, interior doors, exterior and interior windows, fixtures, and all data and telecommunications wiring or cabling, as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds.

12. ALTERATIONS. Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

    Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant.

13. RELEASE AND INDEMNITY. Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property arising from Tenant's negligent misuse of the Premises, and Tenant waives all claims against Landlord for damage to persons or property arising therefrom, except for damage resulting directly from Landlord's breach of its express obligations under this lease and/or California law, which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Tenant shall indemnify and hold Landlord harmless from all damages for any injury or damage to any person or property occurring in the Premises and arising out of Tenant's negligent misuse of the Premises or Tenant's breach of any material term of this Lease.


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14. INSURANCE. Tenant, at its cost, shall maintain commercial general liability insurance and product liability insurance with a single combined liability limit of $1,000,000, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, product liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 13. Landlord shall be named as additional insured and the policy shall contain cross-liability endorsements. At its cost, Tenant shall maintain a policy of insurance with "all risk" insurance coverage on all its personal property and all Tenant's improvements and alterations in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant and in force at the time of such damage. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the premises are located with a financial rating of at least an A-XII status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; and (c) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this lease.

15. DESTRUCTION. If during the term, the Premises or Project are more than 10% destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 90 days following such destruction, the Landlord shall immediately notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days receipt of Landlord's notice. If Landlord does not terminate this lease and if in Landlord's estimation Premises can be restored within 90 days, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of rent between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

16. CONDEMNATION.

    a. DEFINITIONS. The following definitions shall apply. (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial

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        condemnation, and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

    b. OBLIGATIONS TO BE GOVERNED BY LEASE. If during the term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

    c. TOTAL OR PARTIAL TAKING. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking.

17. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in the Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which Landlord shall not unreasonably withhold. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. This Section 17 shall not apply to corporations the stock of which is traded through an exchange or over the counter. All rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorneys' fees incurred in connection with such request, whichever is greater.

     No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or it Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) If a writ of attachment or execution is levied on this Lease, of (c) If in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

18. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant. (a) A failure to pay rent or other charge when due; (b) Abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days shall be deemed an abandonment and vacation); or (c) Failure to perform any other provision of this Lease.

19. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) The worth at the time of award of any unpaid rent that had been earned at the time of termination of Tenant's right to possession; (2) The worth at the time of award of the amount by which the unpaid rent that would have been earned after the date of termination of Tenant's right to possession until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and
(4) Any other reasonable amount, including court, attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The "worth" as used for Item 19(1) in this Paragraph 19 is to be computed by allowing interest at the maximum rate an individual is permitted to charge by law or 12%, whichever is less. "The worth at the time of the award" as used for Item 19(2) in this Paragraph 19 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession. In the event of any default by Tenant, Landlord shall have the right to apply any sums paid by Tenant to any rent, late charge or other amount then due under this Lease, in such order as Landlord shall elect in Landlord's sole discretion.

20. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To post "for sale" signs at any time during the term, to post

"for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 20. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section 20. Landlord shall conduct his activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

21. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter by executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

22. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

    a. ESTOPPEL CERTIFICATES. Within ten (10) days after written request by Landlord, Tenant shall execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Project or a purchaser of the Project from the Landlord. Tenant's failure to deliver an estoppel certificate within such 10-day period shall be a breach of this Lease and shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are now no uncured defaults in Landlord's performance, and that no rent has been paid in advance.

    b. FINANCIAL STATEMENTS. Within ten (10) days after written request by Landlord, Tenant shall deliver to Landlord the current annual report of Tenant, and annual reports of the two (2) years prior to the current annual report, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

23. NOTICE. Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by prepaid certified first class mail, addressed as set forth in Section 1. Either party may change its address by notification to the other part. Notice shall be deemed to be communicated 48 hours from the time of mailing, or from the time of service as provided in this Section 23.

24. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

25. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Section 12 herein. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration or sooner termination of this Lease. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storage, removal or disposal of Tenant's personal property. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay monthly rent in an amount equal to 200% of Rent for the last full calendar month during the regular term plus 100% of said last month's estimate of Tenant's share of Expenses pursuant to Section 4.c.3.

26. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, the sole and exclusive remedy shall be against the right, title and interest of Landlord in the Project and out of the rent or other income from such property received by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project, and neither Landlord nor its agents shall be liable for any deficiency. Tenant agrees that the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

27. MISCELLANEOUS PROVISIONS

    a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

    b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 18 herein.

    c. LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion, except as otherwise specifically stated.

    d. COMMISSIONS. Each party represents that it has no had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord.

    e. OTHER CHARGES. If Landlord becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of Tenant or Tenant's authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in the litigation whether or not such litigation leads to actual court action. Should the court render a decision which is thereafter appealed by any party thereto, Tenant shall be liable to Landlord for reasonable attorneys' fees and courts cost incurred by Landlord in connection with such appeal.

        If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorney's fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent rent.

     f. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this lease.

     g. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person o entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

28.  EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

     1.   EMISSIONS. Tenant shall not:

          a. Knowingly permit any vehicle on the premises to emit exhaust which is in violation of any governmental law, rule, regulation or requirement.

          b. Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Lessor or any governmental entity, does or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (1) health or safety of person, wherever located, whether on the premises or anywhere else.
          (2) condition, use or enjoyment of the premises or any other real or personal property, whether on the premises or anywhere else, or (3) premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas;

          c. Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible from outside the premises;

          d. Create, or permit to be created any sound pressure level which will interfere with the quiet enjoyment of any real property outside the premises; or which will create a nuisance or violate any governmental law, rule, regulation or requirement.

          e. Create, or permit to be created, any ground vibration that is discernible outside the premises.

          f. Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the premises, or anywhere else.

     2.   STORAGE AND USE.

          a. STORAGE. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store in appropriate leak proof containers all solid, liquid, or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (1) pollute or contaminate the same, or (2) adversely affect the (i) health or safety of persons, whether on the premises or anywhere else, (ii) condition, use or enjoyment of the premises or any real or personal property, whether on the premises or anywhere else, of (iii) premises or any of the improvements thereto or thereon.

          b. USE. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on the premises any solid, liquid or gaseous matter which is, or may become, radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (1) no real or personal property outside the designated storage area shall become contaminated thereby or (2) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the premises or anywhere else, (ii) condition, use or enjoyment of the premises or any real or personal property, whether on the premises or anywhere else, of (iii) premises or any of the improvements thereto or thereon.

     3.   DISPOSAL OF WASTE.

          a. REFUSE DISPOSAL. Tenant shall not keep any trash, garbage, waste or other refuse on the premises except in sanitary containers and shall regularly and frequently remove same from the premises. Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such materials in a clean and sanitary condition.

          b. SEWAGE DISPOSAL. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (1) for the disposal of anything except sanitary sewage or (2) excess of the lesser of the amount (a) reasonably contemplated by the uses permitted under this Lease or (b) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

          c. DISPOSAL OF OTHER WASTE. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, use on, or removed from, the premises in such a manner that it does not, and will not, adversely affect the (1) health or safety of persons, wherever located, whether on the premises or elsewhere, (2) condition, use or enjoyment of the premises or any other real or personal property, wherever located, whether on the premises or anywhere else, or (3) premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking area.

     4. COMPLIANCE WITH LAW. Notwithstanding any other provision in the Lease to the contrary, Tenant shall comply with all laws, statues, ordinances, regulations, rules and other governmental requirements in complying with its obligations under this Lease, and in particular, relating to the storage, use and disposal of hazardous or toxic matter.

     5. INDEMNIFICATION. Tenant shall defend, indemnify and hold Landlord harmless from any loss, claim liability or expense, including attorneys' fees and costs, arising out of or in connection with its failure to observe or comply with the provisions of this Lease.

LANDLORD: ARCADIA MANAGEMENT SERVICES CO.    TENANT:  INVIVO CORPORATION
     AGENT FOR OWNER

          BY                                 BY:
             ----------------------------       --------------------------------
             Michael Fletcher, President        James B. Hawkins, President